Exhibit 5.1

[QUICK LAW GROUP LETTERHEAD]

October 11, 2006

Crystal International Travel Group, Inc.
2160 Headquarters Plaza
10th Floor
Morristown, New Jersey 07960

Ladies and Gentlemen:

        We have acted as special counsel to Crystal International Travel Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 71,596,431 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"). Of the Shares, the "Issuable Shares" consist of:

  (a)
  up to 54,911,628 shares of Common Stock issuable upon conversion of $3,505,711 of principal amount of our 6% Callable Convertible Secured Promissory Notes (the "Notes");

  (b)
  15,528,553 shares of Common Stock issuable upon exercise of warrants (the "Investor Warrants") issued to the holders of the Notes; and

  (c)
  500,000 shares of Common Stock issuable upon exercise of certain other warrants (the "Other Warrants") (the Investor Warrants and the Other Warrants are, collectively, the "Warrants").

        Of the Shares, "Settlement Shares" consist of 656,250 shares of Common Stock issued pursuant to settlement and release agreements.

        As special counsel to the Company, we have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's certificate of incorporation and all amendments thereto, its by-laws as presently in effect, and minutes and other instruments evidencing actions taken by its directors relating to the Company, the sale and issuance of the Notes and the Warrants, and the proposed offering. We have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

        Our opinion herein is based solely upon the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial interpretations interpreting these laws. We express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Shares).

        Based on the foregoing, it is our opinion that (i) the Issuable Shares have been duly authorized and, when issued and delivered upon conversion of the Notes and exercise of the Warrants, in each case in accordance with their respective terms, will be legally issued, fully paid and nonassessable, (ii) the Settlement Shares have been duly authorized, legally issued, fully paid and nonassessable and (iii) the Notes are binding obligations of the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject of this opinion, and to appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

        Very truly yours,

        Quick Law Group PC

        /s/ Jeffrey M. Quick